UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

November 29, 2011

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number

001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The PNC Financial Services Group, Inc. (“PNC”) has been notified that the Board of Governors of the Federal Reserve System had no objections to the proposed revisions to the capital actions submitted by PNC as they pertain to the acquisition of RBC Bank (USA). Accordingly, we do not plan to issue any shares of PNC common stock as part of the consideration payable to Royal Bank of Canada at closing, nor to repurchase any PNC common shares in 2011. As a result, PNC expects that the acquisition of RBC Bank (USA) will be immediately accretive to earnings (excluding integration costs) upon closing which is expected to occur in the first quarter of 2012. The acquisition remains subject to regulatory approvals, including from the Board of Governors, and other customary closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: November 29, 2011	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller